PROXY TABULATOR

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.

P.O. BOX 9112

EVERY SHAREHOLDERS VOTE IS IMPORTANT.

FARMINGDALE,  NY  11735

To  vote  by  Internet

1)  Read the Proxy Statement and have the proxy card below

at  hand.

2)  Go  to  website  www.proxyvote.com

3)  Follow  the  instructions  provided  on  the  website.

To  vote  by  Telephone

1)  Read the Proxy Statement and have the proxy card below

at  hand.

2)  Call  1-800-690-6903

3)  Follow  the  instructions.

To  vote  by  Mail

1)  Read  the  Proxy  Statement.

2)  Check  the  appropriate  boxes  on  the  proxy  card  below.

3)  Sign  and  date  the  proxy  card.

4)  Return  the  proxy  card  in  the  envelope  provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP  THIS  PORTION  FOR  YOUR  RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNEDAND DATED.

DETACH  AND  RETURN  THIS  PORTION  ONLY

For   Against    Abstain

1.     Approve  an Agreement  and  Plan  of  Reorganization  (the  “Plan  of  Reorganization”),  between  Direxion  Funds,

on  behalf  of  each  of  the  Acquired  Funds,  and  Northern  Lights  Fund  Trust  II,  on  behalf  of  its  newly  created

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series,  Hundredfold  Select  Alternative  Fund,  Hundredfold  Global  Perspective  Fund,  and  Hundredfold  Equity

Opportunity  Fund  (each  an  “Acquiring  Fund”  and  collectively  the  “Acquiring  Funds”),  and  the  transactions contemplated thereby, including (a) the transfer of all the assets of the Acquired Funds to, and the assumption of  all  the  liabilities  of Acquired  Funds  by,  the  corresponding Acquiring  Fund  in  exchange  solely  for  shares  of the  corresponding  Acquiring  Fund;  and  (b)  the  distribution  of  those  Acquiring  Funds  shares  pro  rata  to shareholders  of  the  respective  Acquired  Funds

2.     Transaction  of  such  other  business  as  may  properly  come  before  the  Meeting  and  any  adjournment  thereof.

NOTE:  Please  sign  exactly  as  your  name  appears  on  this  proxy  card.  When  units  are  held  by  joint  tenants,  at  least  one  holder should  sign.  When  signing  in  a  fiduciary  capacity,  such  as  executor,  administrator,  trustee,  attorney,  guardian,  etc.,  please  so indicate.  Corporate  and  partnership  proxies  should  be  signed  by  an  authorized  person  indicating  the  person’s  title.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature [PLEASE SIGN WITHIN BOX]

Date

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DIREXION  FUNDS

Spectrum Select Alternative Fund

Spectrum Global Perspective Fund

Spectrum Equity Opportunity Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

Andrew Rogers and Kevin Wolf, or either of them, with power of substitution, are hereby authorized as  proxies  to  represent,  and  to  vote  the  shares  of  beneficial  interest  (the  “Shares”)  of  Spectrum

Select  Alternative  Fund  (the  “Fund”),  a  series  of  Direxion  Funds,  owned  by  the  undersigned shareholder(s)  at  the  Special  Meeting  of  Shareholders  of  the  Fund  to  be  held  at  the  offices  of

Direxion Funds, 33 Whitehall Street, 10th Floor, New York, New York 10004 on September 29, 2011

at 10:00 a.m. Eastern Time, and at any adjournment thereof.  The proxies are to vote the Shares of the  undersigned  as  instructed  below  and  in  accordance  with  their  judgment  on  all  other  matters which may properly come before the meeting.  If no specification is made, this proxy will be voted in favor of the proposal.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.